Exhibit 10.1

Overseas Shipholding Group, Inc.
666 Third Avenue
New York, New York 10017

Dear Ian Blackley:

Reference is hereby made to the Overseas Shipholding Group, Inc. Severance Protection Plan, effective January 1, 2006 (the “Plan”).  Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

The purpose of this Notice of Eligibility is to inform you that as of January 1, 2006, subject to the terms of the Plan, you are hereby eligible to participate in the Plan as a Tier B Executive.

Sincerely,

OVERSEAS SHIPHOLDING GROUP, INC.

By:	/s/ Morten Arntzen
Name:	Morten Arntzen
Title:	President

ACKNOWLEDGEMENT AND AGREEMENT:

In consideration of participation in the Plan as an Eligible Executive, the undersigned hereby acknowledges and agrees to be bound by the restrictive covenants and agreements set forth in Section 7 of the Plan, including, without limitation, the injunctive provisions of Section 7(b).

/s/ Ian Blackley
Ian Blackley

Effective Date:  January 27, 2006